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Exhibit 5.2

CONSENT OF OSLER, HOSKIN & HARCOURT LLP

January 29, 2009

        We hereby consent to the references to our name contained in the headings "Enforceability of Certain Civil Liabilities" and "Legal Matters" in the prospectus included in the Registration Statement on Form F-10 dated January 21, 2009 and the amendments thereto relating to the public offering of common shares of Kinross Gold Corporation.

Sincerely,

/s/ OSLER, HOSKIN & HARCOURT LLP
Osler, Hoskin & Harcourt LLP

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  Exhibit 5.2
CONSENT OF OSLER, HOSKIN & HARCOURT LLP